Exhibit 10.1

Final Form

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [●], 2021, by and among (i) PT Asia Vision Network, an Indonesian limited liability company and 99.99% owned subsidiary of Holder (“Company”), (ii) Malacca Straits Management Company Limited, a British Virgin Islands business company with limited liability, in the capacity under the Business Combination Agreement (as defined below) as the representative from and after the Closing for the shareholders of Malacca (as defined below) and the security holders of the Company (other than Holder (as defined below)) (including any successor Malacca Representative appointed in accordance therewith, the “Malacca Representative”), and (iii) PT MNC Vision Networks TBK, an Indonesian public limited liability company (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement.

WHEREAS, on March 21, 2021, (i) Malacca Straits Acquisition Company Limited, a Cayman Islands exempted company (together with its successors, “Malacca”), (ii) the Malacca Representative, (iii) the Company, (iv) MNC Entertainment Ltd, a Cayman Islands exempted company and a wholly-owned subsidiary of the Company (“Merger Sub”), and (v) Holder, entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, subject to the terms and conditions thereof, among other matters, Merger Sub will merge with and into Malacca, with Malacca continuing as the surviving company, as a result of which, (i) Malacca shall become a wholly-owned subsidiary of the Company, (ii) each issued and outstanding security of Malacca immediately prior to the effective time of the Merger shall no longer be outstanding and shall be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security to be issued by the Company (with Malacca shareholders receiving Company ADSs in lieu of Company Ordinary Shares and Malacca warrant holders receiving warrants to purchase Company ADSs in lieu of Company Ordinary Shares), and (iii) the Company will issue to Holder additional shares of the Company, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable law;

WHEREAS, Holder is a party to the Business Combination Agreement and as of immediately prior to the Closing a holder of all of the issued and outstanding equity capital of the Company; and

WHEREAS, pursuant to the Business Combination Agreement, and in view of the valuable consideration to be received by Holder thereunder, the parties desire to enter into this Agreement, pursuant to which all of the Company Ordinary Shares owned by the Holder as of the Closing, and those issued by the Company to the Holder under the Business Combination Agreement after the Closing (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Lock-Up Provisions.

(a) Holder hereby agrees not to, during the period (the “Lock-Up Period”) commencing from the Closing and ending on the earlier of (x) the one (1) year anniversary of the Closing, (y) the date after the Closing on which the last sale price of the Company ADSs on the principal securities exchange or securities market on which such security is then traded equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, share consolidations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least one-hundred and fifty (150) days after the Closing, and (z) the date after the Closing on which the Company consummates a liquidation, merger, share exchange, reorganization or other similar transaction with an unaffiliated third party that results in all of the Company’s shareholders having the right to exchange their equity holdings in the Company for cash, securities or other property: (i) lend, offer, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly announce the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”). The foregoing sentence shall not apply to the transfer of any or all of the Restricted Securities owned by Holder (I) by gift, will or intestate succession upon the death of Holder, (II) to any Permitted Transferee (as defined below), (III) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union or pursuant to a domestic relations order, (IV) to the Company in accordance with the requirements of the Business Combination Agreement, or (V) required by virtue of the laws of Republic of Indonesia; provided, however, that in the of cases of clauses (I), (II) or (III) it shall be a condition to such transfer that the transferee executes and delivers to Company and the Malacca Representative an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (A) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), (B) any trust or charitable organization for the direct or indirect benefit of Holder or the immediate family of Holder, (C) if Holder is a trust, the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (D) if Holder is an entity, as a distribution to limited partners, shareholders, members of, or owners of similar equity interests in Holder upon the liquidation and dissolution of Holder or (E) to any affiliate of Holder. Holder further agrees to execute such agreements as may be reasonably requested by Company or the Malacca Representative that are consistent with the foregoing or that are necessary to give further effect thereto.

(b) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Company shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Company may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period.

(c) During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [●], 2021, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), A CERTAIN REPRESENTATIVE OF THE ISSUER NAMED THEREIN AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(d) For the avoidance of any doubt, Holder shall retain all of its rights as a shareholder of Company with respect to the Restricted Securities during the Lock-Up Period, including the right to vote any Restricted Securities, but subject to the obligations under the Business Combination Agreement.

2. Miscellaneous.

(a) Effective Date; Termination of Business Combination Agreement. This Agreement shall be binding upon Holder upon Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, in the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void, and the parties shall not have any rights or obligations hereunder.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time. Company may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder (but from and after the Closing, the consent of the Malacca Representative shall be required). If the Malacca Representative is replaced in accordance with the terms of the Business Combination Agreement, the replacement Malacca Representative shall automatically become a party to this Agreement as if it were the original Malacca Representative hereunder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Arbitration; Governing Law; Jurisdiction; Waiver of Jury Trial. Sections 11.4, 11.5 and 11.6 of the Business Combination Agreement shall apply to this Agreement mutatis mutandis.

(e) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(f) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) two (2) Business Days after being sent, if sent by reputable, internationally recognized overnight courier service or (iv) four (4) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Malacca Representative, to:

Malacca Straits Management Company Limited
Unit 601-2
St. George’s Building
2 Ice House Street
Central, Hong Kong
Attn: Kenneth Ng
Telephone No.: +852 3752 3889
Email: kng@arkpacific.hk

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105, USA
Attn:       Stuart Neuhauser, Esq.

 Matthew A. Gray, Esq.

Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email:      sneuhauser@egsllp.com

  mgray@egsllp.com

If to Company, to:

PT Asia Vision Network
c/o PT MNC Vision Networks TBK
MNC Tower 27th Floor
MNC Center, J1, Kebon Sirih 17-19
Jakarta Pusat 10340, Indonesia
Attn: Ade Tjendra
Facsimile No.: +62 21 - 2305281, 3909207
Telephone No.: +62 21 - 3909211, 3900310
Email:     ade.tjendra@mncgroup.com;

 abuzzal.abusaeri@mncgroup.com

with a copy (which will not constitute notice) to:

DLA Piper Singapore Pte. Ltd.
80 Raffles Place
UOB Plaza 1, #48-01
Singapore 048624

Attn:       Joseph E. Bauerschmidt

Telephone No.: +65 6512 6066
Email: joe.bauerschmidt@dlapiper.com

and

the Malacca Representative (and its copy for notices hereunder)

If to Holder, to:

PT MNC Vision Networks TBK
MNC Tower 27th Floor
MNC Center, J1, Kebon Sirih 17-19
Jakarta Pusat 10340, Indonesia
Attn: Ade Tjendra
Facsimile No.: +62 21 - 2305281, 3909207
Telephone No.: +62 21 - 3909211, 3900310
Email:       ade.tjendra@mncgroup.com;

   abuzzal.abusaeri@mncgroup.com

with a copy (which will not constitute notice) to:

DLA Piper Singapore Pte. Ltd.
80 Raffles Place
UOB Plaza 1, #48-01
Singapore 048624
Attn:       Joseph E. Bauerschmidt
Telephone No.: +65 6512 6066
Email: joe.bauerschmidt@dlapiper.com

(g) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Company, the Malacca Representative and Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(h) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(i) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and Company (and the Malacca Representative on behalf of Company) will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, each of Company and the Malacca Representative shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(j) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Company and the Malacca Representative or any of the obligations of Holder under any other agreement between Holder and Company or the Malacca Representative or any certificate or instrument executed by Holder in favor of Company or the Malacca Representative, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Company or the Malacca Representative or any of the obligations of Holder under this Agreement.

(k) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(l) Counterparts; Facsimile.  This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(m) Language. This Agreement is entered into in the languages of English and Bahasa Indonesia. The parties agree that (i) the English version of this Agreement shall be controlling for all purposes (including, for the avoidance of doubt, where there are inconsistencies between the English version and the Bahasa Indonesia version), (ii) the text of the Bahasa Indonesia version of this Agreement will in all cases be deemed to be amended to conform with the corresponding English text of this Agreement, and (iii) the Bahasa Indonesia version has been prepared solely for compliance with Indonesian Law No. 24 of 2009 regarding National Flag, Language, Coat of Arms, and Anthem (together with its implementing regulations, as amended, “Law 24”) and shall be for reference only among the parties. The Bahasa Indonesia version of this Agreement shall not create any duplication of the rights or obligations of the parties. The parties agree and undertake that they will not (and will not allow or assist any other Person to) in any manner or forum, (x) challenge the validity of, or raise or file any objection to, the transaction or this Agreement on the basis of any failure to comply with Law 24, (y) defend its non-performance or breach of its obligations under this Agreement on the basis of any failure to comply with Law 24 and (z) allege that this Agreement is against public policy or otherwise does not constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms on the basis of any failure to comply with Law 24.

{Remainder of Page Intentionally Left Blank; Signature Pages Follow}

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

The Company:

PT ASIA VISION NETWORK

By:
Name:
Title:

The Malacca Representative:

MALACCA STRAITS MANAGEMENT COMPANY LIMITED, solely in the capacity under the Business Combination Agreement as the Malacca Representative

By:
Name:
Title:

{Additional Signature on the Following Page}

{Signature Page to Lock-Up Agreement}

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holder:

PT MNC VISION NETWORKS TBK

By:
Name:
Title:

{Signature Page to Lock-Up Agreement}